Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55894 and 33-68898) and Forms S-3 (Nos. 33-94666 and 333-1988) of ACX Technologies, Inc. of our report dated February 12, 1998 appearing on page 27 of this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP
Denver, Colorado
March 23, 1998